Exhibit 99.(p)(3)

CODE OF ETHICS AND PERSONAL TRADING POLICY FOR APAC

Applicable To	• All Covered Persons (as defined below) • All entities listed on Exhibit A (collectively, “Invesco APAC”)
Departments Impacted	• Global Ethics Office (‘GEO’) • Compliance
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources

•  Code and Guidelines issued by the Securities and Futures Commission in Hong Kong

•  Code and Guidelines issued by the Mandatory Provident Fund Schemes Authority in Hong Kong

•  Interim Regulation on the Administration of Privately Raised Investment Funds in China

•  Register of Interests in Listed Specified Products under Regulation 4(1) of the Securities and Futures (Licensing and Conduct of Business) Regulations.

•  Personal Conduct and Trading under Para 2.12 of the Code of Ethics & Standards of Professional Conduct issued by the Investment Management Association of Singapore.

•  Rule of Investment Trust Association, Japan

•  Japan Investment Advisers Association

•  The Corporations Act 2001 (Cth) (Corporations Act), Australia

•  Securities Investment Trust and Consulting Act in Taiwan.

•  Regulations Governing Responsible Persons and Associated Persons of Securities Investment Trust Enterprises (SITE) in Taiwan.

•  Taiwan Management Code for SITE

•  Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)

Approved By

•  Greater China Risk Management Committee: November 2022

•  Invesco Asset Management (Japan) Limited Risk Management Committee: January 2023

•  Invesco Australia Limited Risk Management Committee: January 2023

Effective Date	January 2023

GLOSSARY

Background. Invesco is required to adopt and enforce a written code of ethics as well as to establish, maintain and apply policies and procedures that establish a system of controls to comply with securities laws and regulations, including, but not limited to, the management of conflicts of interest matters, which may include personal trading activities.

This Code of Ethics and Personal Trading Policy for APAC (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of the Rules listed in the summary box above (collectively, the “Rules”).

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Definitions.

“Client Account” means an Invesco Fund, a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco APAC Adviser provides portfolio management, investment advisory, sub-advisory or other ancillary services.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons, excluding Independent Directors/Trustees, for compliance reporting (i.e., personal securities transactions, investment accounts, outside activities, etc.).

“Contingent Worker” means any Invesco consultant or contractor with access to the firm’s internal network systems.

“Covered Person” means any of the following:

•	Employee (interns, part-time or full-time);

•	Contingent Worker;

•	Director or Officer of Invesco Ltd.;

•	any individual who is conducting business on behalf of an Invesco Adviser or affiliate, and has access to the firm’s internal network systems or offices;

•	any person meeting the definition of “Access Person,” as defined in Rule 17j-1 or Rule 204A-1; or

•	anyone who, at the discretion of GEO, is deemed to be a Covered Person subject to the requirements of this Code.

With respect to the Code’s personal trading requirements and procedures, Independent Non-Executive Directors/Trustees (defined below) shall only be subject to those provisions set-forth under Section C.

“Covered Security” generally means, investment instruments or assets (public or private), unless otherwise exempt from the definition, are as follows:

•	Stocks/shares (e.g., common, preferred or restricted) or bonds (e.g., corporate or municipal);

•	Exchange Traded Products (defined below);

•	Closed-end Funds and REITs;

•	Instruments that are convertible or exchangeable into a Covered Security;

•	Derivatives (e.g., options, futures, forwards, ADRs (American Depository Receipts)/GDRs (Global Depositary Receipts), swaps, commodities, warrants/rights), or other obligation whose value is derived or based on any of the above;

•	Limited Offerings/Limited Liability Company interests (defined below);

•	any Invesco Open-end Mutual Fund; and

•	any security/instrument that can be traded by an Invesco Adviser or affiliate on behalf of a client.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

The following securities are exempt from the definition of “Covered Security:”

•	direct obligations of a Sovereign Government and their respective agencies, instrumentalities and government-sponsored enterprises;

•	bankers’ acceptances, bank certificates of deposit, commercial paper or high- quality short-term debt instruments (including repurchase agreements);

•	shares of an open-end mutual fund for which Invesco does not serve as an investment adviser, subadviser or principal underwriter;

•	money market equivalent funds;

•	investment trusts that invest exclusively in open-end mutual funds for which Invesco does not serve as an investment adviser, subadviser or principal underwriter;

•	any unit investment trust (including those advised or sub-advised by an Invesco Ltd. affiliate);

•	principal-protected or linked-note investment products;

•	physical commodities (including foreign currencies); and

•	Wealth Management Products in China discretionary managed by Banks/Trust/Insurance companies deemed discretionary.

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not a family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control.

“Employee” means an individual who serves as a director or officer of an Invesco APAC entity or who is employed on a full-time or part-time basis by an Invesco APAC entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members.

“ETP Access Person” means a Covered Person who has access to Material Non-public Information attached to Invesco ETPs including but not limited to any client’s purchase or sale of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and as notified by Compliance.

“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i) tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”).

“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with a Covered Person’s personal trading, political contributions, outside business activities and gifts and entertainment.

“IAMI Employee” means a Covered Person who is an Employee of Invesco Asset Management (India) Pvt. Ltd.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“IHKL Employee” means a Covered Person who is an Employee of Invesco Hong Kong Limited and Invesco Hong Kong Limited Representative Office in Korea.

“IIMSL Employee” means a Covered person who is an Employee of Invesco Investment Management (Shanghai) Limited.

“IGRE Employee” means a Covered Person who is an Employee of Invesco Global Real Estate Asia Pacific, Inc. Japan Branch

“IAMJ Access Person” means an IAMJ Employee categorized as supervised persons who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable and anyone else determined and notified by Compliance.

“IAMJ Employee” means a Covered Person who is an Employee of Invesco Asset Management (Japan) Limited.

“IAMSL Employee” means Covered Person who is an Employee of Invesco Asset Management Singapore Ltd.

“IIPL Employee” means Covered Person who is an Employee of Invesco (India) Pvt. Ltd.

“Immediate Family Member” means a Covered Person’s spouse (including a domestic partner or equivalent), fiancée, minor child, minor stepchild, and child deemed adult, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law who share the Covered Person’s household. Covered Persons shall contact GEO if they believe that a family member should be excluded from this definition.

“Independent Non-Executive Directors/Trustees” means any director or trustee of an Invesco APAC entity that has no other executive responsibilities or engagement in an Invesco Fund’s day-to-day activities beyond the scope of his or her duties as a director/trustee and does not make, participate in or obtain information regarding the purchase or sale of any Client Account’s portfolio securities as part of their service as a director/trustee.

“Initial Public Offering” or “IPO” means (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product managed, advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes any Invesco Mutual Fund, Invesco ETPs, Luxembourg SICAV/AIF, Hong Kong Unit Trust or Bermuda Fund.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco APAC” means, collectively, the regulated entities outlined in Exhibit A.

“Invesco APAC Adviser” means, collectively, the SEC-registered investment advisers outlined in Exhibit A.

“Investment Person” generally means a Covered Person who:

•	as part of their regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders);

•	works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function);

•	anyone else determined and notified by Compliance and/or by the Covered Persons management; and/or

•	is considered as a “Investment Person” in certain jurisdictions per local requirements.

“IREIA Employee” means a Covered Person who is an Employee of Invesco Real Estate Investment Asia Pacific Limited.

“IREK Employee” means a Covered Person who is an Employee of Invesco Real Estate Korea.

“ITL Access Person” means an ITL Employee categorized as heads of department and investment persons who are defined under Article 14 of Regulations Governing Responsible Person and Associated Persons of Securities Investment Trust Enterprises (SITE) in Taiwan and anyone else determined and notified by Compliance.

“ITL Employee” means a Covered Person who is an Employee of Invesco Taiwan Limited.

“Limited Offering or Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 (“33 Act”), including but not limited to those offered according to Section 4(a)(2), 4(a)5, 4(a)6 or pursuant to Rule 504 or 506 under the 33 Act (e.g., Special Purpose Acquisition Company (SPAC), private equity fund or hedge fund, crowdfunding, private real estate investments such as Real Investment Trusts (REITs) or LLCs/LPs).

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company's existing security holders.

“Robo-Advisor Account” means a Covered Person’s account that holds, or can hold, Covered Securities that is maintained on a digital platform offered by a broker on the Designated/Approved Broker List to provide automated, algorithm-driven investment decisions with little to no human intervention.

"Special Purpose Acquisition Company" or "SPAC" is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

A. POLICY

Invesco APAC has a fiduciary relationship with respect to each of their Client Accounts. As such, Covered Persons shall:

•	place the interests of clients ahead of their personal interests;

•	conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest or any abuse of a position of trust and responsibility;

•	comply with applicable laws, rules and regulations; and

•	keep all MNPI (as defined above) confidential.

Generally, Covered Persons have the ultimate responsibility for ensuring that any personal trading is conducted in accordance with applicable rules, regulations and policy.

Invesco APAC and Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law or/and in accordance with Invesco’s insider trading policies;)

•	employing any device, scheme or artifice to defraud any Client Account;

•	making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco APAC maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standard of conducts for employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

• Global Code of Conduct • Global Insider Trading • Global Fraud Escalation • Global Political Contributions

•    Global Outside Business Activities

•    Invesco Ltd. Gifts and Entertainment

•    IAL Gifts and Entertainment

•    Greater China Gifts and Entertainment

•    IIPL Gifts and Entertainment

•    IAMI Gifts and Entertainment

Violations of any of the policies listed above may result in increased escalation. For further detail, refer to Section D regarding violations and sanctions.

Invesco Asset Management (India) Pvt. Ltd. Employees are exclusively subject to the Code of Ethics policy provisions outlined in Exhibit C.

B. PERSONAL TRADING REQUIREMENTS.

1.   Covered Account Requirements for Covered Persons.

Covered Persons are required to report all investment accounts (i.e., Covered Accounts) with which they, or an Immediate Family Member maintain an account in which they have beneficial ownership in which they maintain, discretion, control or interests (i.e., either directly or indirectly through a contract, arrangement or understanding, relationship or otherwise to have or share at any time in any economic interest or profit derived from ownership of, or a transaction in Covered Securities). It is presumed that a Covered Person can control accounts held by Immediate Family Members living in the same household.

Covered Accounts must be held with a regulated financial institution listed on the Designated/Approved Broker List1 for IIPL and IAMI.

For all other entities, Covered Accounts must be held with full-service brokers and regulated financial institutions.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Covered Accounts include but are not limited to the following:

Brokerage Accounts	Discretionary/Robo-Advisor Accounts[2]	Employee Stock Plans (e.g., ESPPs, ESOPs or ISOs)
Retirement Accounts (e.g., IRAs, SIPPs, Superannuation, iDeCo, RRSP, TFSA or any other local equivalent)	Transfer Agent Accounts that hold reportable Covered Securities (e.g., Invesco open-end mutual fund account)	Mutual Fund, Collective Investment or WRAP Accounts, which hold Invesco open-end funds
Pension Plans, which hold Covered Securities (excluding Invesco open-end funds)	Stock and Shares ISAs (i.e., Investment ISA)	UTMAs and UGMAs
Invesco 401k, and the separate Schwab Personal Choice Retirement Account (“PCRA”)	529 Accounts that hold Covered Securities and the Invesco CollegeBound 529 plan

1 IIPL and IAMI Designated/Approved Broker List is accessible through the Compliance Reporting System.

2 Discretionary and Robo-Advisor Accounts must be disclosed. New and existing Discretionary and Robo-Advisor accounts must be approved by GEO. The Covered Person must provide supporting documentation (e.g., managed account agreement) and other required information to GEO, including duplicate statements.

Covered Persons are required to ensure that:

•	Covered Accounts in APAC are maintained with a regulated financial institution.

In addition:

o	IIPL and IAMI Employees should maintain the Covered Accounts with a Designated/Approved Broker as listed by Compliance.

o	IHKL Employee, IAMSL Employee, IREIA Employee, IREK Employee and IIMSL Employee are required to obtain pre-approval from Compliance for opening Covered Accounts.

o	ITL Employees should maintain the Covered Accounts (limited to TW equities) with a Designated Broker by Compliance.

•	Invesco Open-end Mutual Funds are held:

o	in an account maintained with a full-service broker, financial institution and with a broker on the Designated/Approved Broker List;

o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

o	in the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan; or

o	directly with Invesco’s Mutual Funds’ transfer agent.

Covered Persons may not purchase or hold Invesco affiliated open-end mutual funds beyond the above restrictions. This requirement does not apply to other Invesco securities.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	All other Covered Accounts (e.g., external retirement plans, stock plans through third-party administrators):

o	Covered Persons shall direct their financial institution to submit statements and confirmations to the GEO.

o	If the financial institution is unable to provide transactional statements (or contract notes) to GEO through a link or hard copy, the Covered Person shall be personally responsible for submitting statements directly or upon request through the GEO Support Portal in a timely manner.

o	Trade confirmations (or contract notes) must be provided no later than 15 calendar days from the date of execution.

o	Transactional statements must be provided within 15 calendar days of receipt.

IIPL and IAMI Employees	IHKL, IAMSL, IREIA, IREK and IIMSL Employees	ITL Employees
Maintain Covered Accounts with a Designated/ Approved Broker listed with Compliance	Required to obtain pre-approval from compliance to open a Covered Account	Maintain Covered Accounts (limited to TW equities) with a Designated/Approved broker listed with Compliance

2. Statements (Transactions) and Trade Confirmations (or Contract Notes).

•	Employees shall maintain a Covered Account with a financial institution that provides electronic trade confirmations (or contract notes) and statements directly to GEO.

•	If the financial institution fails or is unable to provide an electronic link or a hard copy, the Covered Person shall be personally responsible for providing transactional statements and trade confirmations (or contract notes) for the Covered Account(s) to GEO through the GEO Support Portal or where applicable, to their local Compliance upon request.

IHKL, IREIA, IREK, IIMSL, IAMSL and ITL Employees are required to provide statements and contract notes (if any) within 7 calendar days after issuance.

3. Pre-Clearance of Personal Trades.

Covered Persons and their Immediate Family Members are required to pre-clear Covered Securities transactions through the Compliance Reporting System as illustrated in Exhibit B.

Covered Persons are prohibited from executing a security transaction (trade) in a Covered Account until they are notified by GEO that the trade was approved. Covered Persons must carefully read the automated alert from the Compliance Reporting System, which includes the request status (i.e., approved or denied).

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Covered Accounts in which a Covered Person has beneficial interest but does not exercise control (e.g., accounts for Immediate Family Members), all trade requests are required to be submitted through the Covered Person.

GEO will notify the Covered Person if the trade request was approved or denied.

Trade Authorization (i.e., Market Orders). Trade requests which have been submitted and approved within the Compliance Reporting System prior to market close are only valid for the current business day, unless the approval is granted after the close of the trading day (e.g., trading on a foreign market or OTC), then approval will not expire until the end of the next trading day.

If the trade is not executed within the approval window, a Covered Person shall be required to submit a new pre-clearance request and must receive approval if the Covered Person intends to trade in that security.

Prohibited Trade Orders. Covered Persons are required to avoid executing transactions outside of the approval window. Good ‘Til Canceled (GTC), Limit Orders and Stop-Limit Orders among other orders beyond the same trading day are prohibited.

Pre-clearance of Limited Offerings and Private Placements. Covered Persons and their Immediate Family Members must:

•	Pre-clear investments in Limited Offerings and Private Placements and receive approval from GEO before investing and allow a minimum of three to five business days before the intended investment date to allow ample time for review.

•	Submit a Private Placement pre-clearance request through the Compliance Reporting System and include a detailed description of the investment and relevant documentation (e.g., offering deck, offering/private placement memorandum and term sheet).

Invesco Limited Offerings made to any Covered Person do not require pre-clearance approval unless otherwise directed in the offer.

Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:

•	Covered Securities in an approved Delegated Discretionary/Robo-Advisor Account;

•	Invesco Mutual Funds (excluding Invesco closed-end Mutual Funds);

•	Invesco ETPs (this Invesco ETP pre-clearance exemption does not apply to ETP Access Persons and to IAMJ and IGRE Employees);

•	Unaffiliated broad-based ETPs (except for IAMJ and IGRE Employees) - this pre-clearance exemption does not apply to single stock ETPs;

•	Currencies, cryptocurrencies, and commodities including trusts invested entirely in a currency, cryptocurrency or commodity (except for IAMJ Employees and IGRE Employees for whom currencies, cryptocurrencies and commodities are prohibited);

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Futures, swaps and options based on an index, currencies, cryptocurrencies, commodities, and unaffiliated ETPs; and

•	Securities held in Invesco registered group retirement savings plans offered by an Invesco Ltd and affiliate.

4.	Trading Restrictions/Prohibitions.

Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

•	Investment Persons (including IAMJ Access Persons) with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction;

and

•	All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

In addition:

•	ITL Access persons with knowledge of trading in a Taiwan Security for a Taiwan Client Account are prohibited from personal trading within seven trading days before and thirty trading days after such Client Account transaction.

and

•	ITL Access Persons are prohibited from executing a transaction in Taiwan Security when such security is held within a Taiwan Client Account.

and

•	All other ITL Employees persons with knowledge of trading in a Taiwan Security for a Taiwan Client Account are prohibited from personal trading within seven trading days before and seven trading days after such Client Account transaction.

GEO may provide an exception to the blackout period restrictions, purchases and sales of a Covered Security subject to certain specifications (e.g., market capitalization, trading volume). Such exception may not apply for certain staff due to local restrictions, please refer to Frequently Asked Questions available on resources sites.

Other Prohibitions. Covered Persons shall be prohibited from:

•	trading a Covered Security of an issuer on the applicable Restricted List(s);

•	crossing between the Covered Account and Client Accounts;

•	purchasing a Covered Security in an IPO or secondary offering;

•	purchasing a publicly listed SPAC when the targeted company is known;

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	participating in an investment club;

•	excessive short-term trading of any open-end Invesco Funds (excluding money market funds) and/or cash-in-lieu Invesco ETPs according to the various limitations outlined in the respective prospectus or other fund disclosure documents;

•	engaging in personal trading of Covered Securities that is excessive or that compromises Invesco APAC’s fiduciary duty to Client Accounts, as determined by GEO in its discretion;

•	effecting short sales of a Covered Security in a Covered Account; and

•	trading options on common stock, single stock ETPs, or Invesco ETPs when the underlying security is either not held or has been held fewer than 60 days. For the sake of clarity, trading naked options is prohibited and only covered calls and protective puts are permitted.

In addition:

•	IAMJ Employees and IGRE Employees are prohibited from trading in Derivatives, futures, commodities and Trusts invested entirely in commodity transactions.

•	ITL Employees are prohibited maintaining a Monthly Saving Program (MSP/SIP) for Taiwan equity securities.

Short-Term Trading Restrictions.

Short-Term Trading Restrictions Applicable to IHKL, IAMSL, IREIA, IREK and ITL Employees:

•	Covered Persons shall not sell a Covered Security within 60 calendar days regardless if the sell transaction would result in a profit or a loss.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Further, transactions in trusts invested entirely in a currency, cryptocurrency or commodity are not subject to the 60-day holding period requirement.

Short-Term Trading Restriction Applicable to IAMJ and IGRE Employees.

•	IAMJ Access Persons shall not profit from the purchase and sale of a Covered Security within 180 calendar days of the trade date of the same Covered Security, and 60 calendar days for IAMJ Employees who are not IAMJ Access Persons.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds).

•	If an IAMJ Access Person trades a Covered Security within the 180-calendar day holding period, the full amount of any profit from the trade (which has not been adjusted to account for applicable taxes or related fees) shall be disgorged to a charity of Invesco Ltd.’s choice.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	In addition, Covered Persons of IAMJ and IGRE are prohibited from short-term trading; therefore, Covered Persons of IAMJ and IGRE are restricted from buying back the position within 60 days (180 days in case of Designated Persons for Access Persons for IAMJ).

Short-Term Trading Restrictions Applicable to all Other Employees (Employees not associated with IHKL, IAMSL, IREIA, IREK, IAMJ, or IGRE):

•	Covered Persons shall not sell a Covered Security within 60 calendar days of the trade date at a profit but may sell at a loss.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds).

•	Transactions in unaffiliated ETPs, trusts invested entirely in a currency, cryptocurrency or commodity and derivatives (e.g., options and futures) based on an index of securities and currencies, cryptocurrencies and commodities are exempt from the 60-day holding period. This exemption shall not apply to derivatives of individual securities.

5.	Special Requirements for Transactions in Invesco Ltd. Stock.

Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

6.	Covered Persons Reporting and Certification Requirements.

Certification Requirements. All Covered Persons are required to complete a Code of Ethics acknowledgment on their start date with Invesco, and annually thereafter, to acknowledge and certify that they have received, reviewed, understand, and shall comply with the Code. In addition, Covered Persons will be required to acknowledge receipt and understanding of any material amendments or new interpretations of the Code.

Reporting Requirements. All Covered Persons are subject to initial (upon joining Invesco) and ongoing reporting requirements. These reports will be reviewed by GEO and are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or government agency.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Summary of Reporting Obligations

New Hires[3]	Covered Persons
Upon joining the firm (due in 10 calendar days)	Quarterly (due no later than 30 calendar days after the calendar quarter-end)	Annual (due no later than 30 calendar days from distribution)

Covered Accounts/ Initial Holdings Report (including a list of all Covered Securities and private/limited holdings. All holdings must be as of the Covered Person’s employment start date)	Quarterly Transaction Report
	(excluding dividends reinvested, private/limited offering transactions previously disclosed, auto investment plans, payroll deductions, transactions executed in an approved Discretionary/Robo-Advisor Account)	Annual Holdings & Private Investments Report (excluding holdings in an approved Discretionary Account, and any holdings designated as non-reportable on Exhibit B)

Initial Compliance Policies Certification		Annual Compliance Policies Certification

3Any New Hire who fails to submit the Covered Accounts/Initial Holdings Report (IHR) within the (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be issued a violation and subject to other sanctions.

In addition, the Quarterly Transaction Report can exclude the following transactions executed in Covered Securities that are either:

o	transactions in a Limited Offering that have been previously disclosed to, and approved by GEO;

o	transactions in an automatic investment plan, pre-authorized checking plan, dividend reinvestment plan and/or payroll deduction plan;

o	transactions executed in a Delegated Discretionary Account;

o	transactions executed in Covered Securities that are either:

▪	directly with an affiliated transfer agent; or

▪	in the Covered Person’s registered group retirement savings plan.

New Covered Accounts. All Covered Persons must report any new Covered Account for themselves or any Immediate Family Member within 30 calendar days of opening. Unless the account has been reported, no personal securities transactions can occur within the account.

Exhibit B. Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code. The Overview is not meant to serve as a replacement for reading the Code.

Individuals who meet the definition of a Covered Person and are on a formal leave of absence or garden leave without access to Invesco systems are not considered Covered Persons during the time they are on leave.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

APAC Reporting Obligations

Semi-Annual Reporting	Reporting of Covered Securities Transactions

IHKL, IREIA and IREK Employees

-      Holdings Information

-      Information must be current within 45 calendar days of the report

IAMJ and IGRE Employees

-      Must provide statements for accounts listed in the Compliance Reporting System; and

-      Via email to Tokyo Compliance

	IHKL, IREIA, IREK, ITL and IAMSL Employees - Report executed Covered Securities transactions within 7 calendar days from execution date - Submit a copy of the trade confirmation to GEO	IAMJ and IGRE Employees - Submit transaction confirmation via email within 15 calendar days of execution date to local compliance - Notify local compliance if trade was not executed

C.	APPLICABILITY OF CODE TO INDEPENDENT NON-EXECUTIVE DIRECTORS/TRUSTEES.

Independent Non-Executive Directors/Trustees shall, as applicable for APAC entities:

(i)	pre-clear any sale or purchase in IVZ shares prior to executing such transactions;
(ii)	report any potential or actual conflicts of interest; and
(iii)	submit an annual certification of compliance with this Code, with the GEO.

D.	VIOLATIONS AND SANCTIONS.

Covered Persons (excluding Independent Directors/Trustees) shall report violations and potential violations of this Code to the GEO. Independent Directors/Trustees may report violations and potential violations to the applicable CCO (or their delegate).

Violations and potential violations of the Code are investigated by the GEO.

For all Covered Persons (excluding Independent Directors/Trustees): If a determination is made that a Covered Person has violated the Code, a sanction may be imposed. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:

•	a letter of education;

•	reversal of trades processed in violation of the Code;

•	suspension, demotion or change in the Covered Person’s responsibilities;

•	termination of employment;

•	prohibition of personal trading abilities;

•	disgorgement of profits earned in the Code violation;

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	referral to civil or criminal authorities, regulators where appropriate; or

•	any other sanction, as may be determined by the GEO, the respective Chief Compliance Officer, and/or applicable governance committee.

GEO and local Compliance maintain internal procedures regarding the violation investigation, sanction determination, and sanction enforcement process.

In mitigating or eliminating certain conflicts of interest that arise in connection with a Covered Person’s personal trading, a Covered Person may be required to sell a Covered Security that was previously approved. In the event the sale results in a loss, the Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.

E.	CODE ADMINISTRATION.

In general, GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

•	Identifying Covered Persons, providing Covered Persons with the Code and notifying them of their reporting obligations under the Code, and ensuring that Covered Persons submit the required certifications and reports required under the Code;

•	reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

•	promptly report any violations of the Code in writing to the respective Chief Compliance Officer, Local committee, or any other relevant governing bodies applicable to this Code, as applicable.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the respective Chief Compliance Officer or his or her delegate. Such exceptions shall be documented in writing by the GEO.

Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO support portal via the intranet.

F.	REPORTING.

Quarterly: At least quarterly, each respective Chief Compliance Officer, based on the reports/information as provided by GEO shall furnish a written report to the applicable Board and/or Committee regarding material violations of the Code by Covered Persons.

Annually: No less frequently than annually, each local Chief Compliance Officer, based on the reports/information as provided by GEO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for APAC shall apply to the following entities (collectively referred to as “Invesco APAC”):

Australia

•	Invesco Australia Limited

•	Invesco Asset Management Australia (Holdings) Limited

China

•	Invesco Asia Pacific Private Equity Investment and Fund Management (Shenzhen) Limited

•	Invesco Investment Management (Shanghai) Limited

•	Invesco Overseas Investment Fund Management (Shanghai) Limited

•	Invesco Real Estate Asia Limited

Hong Kong

•	Invesco Hong Kong Limited (registered as an investment adviser with the SEC)

•	Invesco Real Estate Investment Asia Pacific Limited

India

•	Invesco (India) Pvt. Ltd

•	Invesco Asset Management (India) Pvt. Ltd (registered as an investment adviser with the SEC)

Japan

•	Invesco Asset Management (Japan) Limited (registered as an investment adviser with the SEC)

•	Invesco Global Real Estate Asia Pacific, Inc. Japan Branch

Singapore

•	Invesco Asset Management Singapore Ltd

•	Invesco Singapore Pte. Ltd

•	Invesco Real Estate Investment Asia Pacific Ltd, Singapore Branch

South Korea

•	Invesco Real Estate Korea

•	Korean Representative Office of Invesco Hong Kong Limited

Taiwan

•	Invesco Taiwan Limited

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT B

Overview of Personal Trading Requirements for Invesco APAC excluding IAMJ Employees and IGRE Employees

Security Type	Pre-clearance	Reporting	60-Day Rule
Equities
Common Stocks	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Preferred Stocks	Yes	Yes	Yes
Rights Issue or Rights Offer[1]	Yes	Yes	No
Trusts invested entirely in a Currency or commodity	No	Yes	No
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Invesco ETPs (except for ETP Access Persons)	No	Yes	Yes
Invesco ETPs (ETP Access Persons)	Yes	Yes	Yes
Unaffiliated broad-based ETPs (apart from single-stock ETPs)	No	Yes	No
Single-stock ETPs and unaffiliated ETPs with a limited number of underlying securities (20 or less) that include Covered Securities	Yes	Yes	Yes
Cryptocurrencies[2]
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No
Futures, Swaps and Options based on a cryptocurrency	No	Yes	No
Derivatives
Commodities and Trusts invested entirely in commodity	No	No	No (except for IHKL, IAMSL, IREIA and IREK Employees)
Futures, Swaps and Options based on common stock and affiliated ETPs	Yes	Yes	Yes
Naked Options	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options Based on an index, currencies, commodities, and unaffiliated ETPs	No	Yes	No

1Preclearance is required on the day of electing to participate in the Rights issue or Offer.

2Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	Pre-clearance	Reporting	60-Day Rule
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes
Invesco Closed-end Mutual Funds	Yes	Yes	Yes
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes
Unaffiliated Open-end Mutual Funds	No	No	No
Unaffiliated Closed-end Mutual Funds	Yes	Yes	Yes
Fixed Income/Bonds
Government Treasury Bond	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No
Invesco Ltd. Corporate Securities
Open Market IVZ shares	Yes	Yes	Yes
IVR Shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, short-sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No
Limited Offerings*	Yes	Yes	Yes

*Covered Persons may not engage in a Limited Offering without first: (a) giving the GEO a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the GEO.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Overview of Personal Trading Requirements for IAMJ Employees and IGRE Employees

Security Type	All Employees deemed to be: o non-Access Persons;			Requirements applicable to: o Access Persons;
	Pre- clearance	Reporting	60-Day Rule	Pre- clearance	Reporting	180-Day Rule
Equities
Common Stocks	Yes	Yes	Yes	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Preferred Stocks	Yes	Yes	Yes	Yes	Yes	Yes
Rights Issue or Rights Offer[1]	Yes	Yes	No	Yes	Yes	No
Trusts invested entirely in currency	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Exchange-Traded Products (i.e., ETFs, ETCs and E1TNs)
Invesco ETPs	Yes	Yes	Yes	Yes	Yes	Yes
Unaffiliated broad-based ETPs (apart from single stock ETPs)	Yes	Yes	Yes	Yes	Yes	Yes
Single-stock ETPs and unaffiliated ETPs with a limited number of underlying securities (20 or less) that include Covered Securities	Yes	Yes	Yes	Yes	Yes	Yes
Cryptocurrencies[2]
Cryptocurrencies	No	No	No	No	No	No
Trusts invested entirely in a cryptocurrency	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options based on a cryptocurrency	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Derivatives
Commodities and Trusts invested entirely in commodity	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options based on common stock and affiliated ETPs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Naked Options	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A

1Preclearance is required on the day of electing to participate in the Rights issue or Offer.

2Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Futures, Swaps and Options Based on an index, currencies, commodities, and unaffiliated ETPs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes	No	Yes	Yes
Invesco Closed-end Mutual Funds	Yes	Yes	Yes	Yes	Yes	Yes
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes	Yes	Yes	Yes
Unaffiliated Open - end Mutual Funds	No	No	No	No	No	No
Unaffiliated Closed - end Mutual Funds	Yes	Yes	Yes	Yes	Yes	Yes
Fixed Income/Bonds
Government Treasury Bonds	No	No	No	No	No	No
Certificates of Deposit	No	No	No	No	No	No
Money Market Funds	No	No	No	No	No	No
Municipal Bonds (issued by regional government in non G7 countries)	Yes	Yes	Yes	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No	No	Yes	No
Invesco Ltd. Corporate Securities
Open Market IVZ shares	Yes	Yes	Yes	Yes	Yes	Yes
IVR shares	Yes	Yes	Yes	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No	Yes	Yes	No
Derivatives on IVZ, Short-sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No	No	No	No
Limited Offerings*	Yes	Yes	Yes	Yes	Yes	Yes

*Covered Persons may not engage in a Limited Offering without first: (a) giving the GEO a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the GEO.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT C

Invesco Asset Management (India) Pvt. Ltd Code of Ethics

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

INVESCO ASSET MANAGEMENT (INDIA) PVT. LTD. PERSONAL TRADING POLICY

Draft:	:	Final
Version	:	9.2
Effective Date	:	December 1, 2021

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

1.	Introduction, Purpose and Background

The reputation of Invesco Asset Management (India) Pvt. Ltd. (‘IAMI’ or ‘the Company’)/ Invesco Trustee Pvt. Ltd. (‘ITPL’) is of paramount importance and needs to be protected by rules on dealings in investments by employees of IAMI/ITPL. It is important to avoid any dealings, which could give rise to criticism harmful to the reputation of IAMI.

The purpose of the Personal Trading Policy (‘Policy’) is to ensure the fair treatment of client accounts through the highest standard of integrity and ethical business conduct by employees. For purposes of this Policy, the terms “clients” and “client accounts” always refer to the investments that IAMI manages or sub- advises or other accounts in which IAMI has been engaged to provide money management services.

The rules set out below form the basis on which all employees employed by and working for IAMI/ ITPL are permitted to deal in securities. These rules have been drafted in accordance with the guidelines issued by the Securities and Exchange Board of India (‘SEBI’) under the SEBI (Mutual Funds) Regulations, 1996 and the SEBI (Prohibition of Insider Trading) Regulations, 2015 and other regulations/ circulars issued by SEBI from time to time that govern the broader Invesco Ltd. global organization.

Employees are bound by the Personal Trading Policy and are required to observe them both in letter and spirit. All employee dealings are permitted only in the circumstances and in accordance with the procedures set out hereunder. Any breaches of these rules and procedures may be considered as grounds for disciplinary action which may include dismissal. Breaches must be reported to Compliance immediately as they are identified.

The objectives and principles of the Policy:

⮚	All personal securities transactions must be conducted in a manner consistent with the guidelines of the Policy and in such manner as to avoid any actual or potential conflict of interest or any abuse of position of trust and responsibility.

⮚	Employees shall not take undue advantage of any sensitive information that they may have about any company or its securities or about the AMC’s schemes or its units.

⮚	To guide Employees of AMC and Trustees in maintaining a high standard of probity that would be expected from employee in a position of responsibility.

⮚	Employees should not abuse the freedom to deal or deal to the disadvantage of any client or the Company.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

2.	Applicability

The Policy applies to all Employees of IAMI/ITPL and their Covered Accounts (defined below). Employees include CEO/Managing Director, Whole Time directors, Executive Directors, non-board directors, full-time employees, temporary, part-time, contract, seasonal personnel; employees who are on secondment to the IAMI/ITPL and such other persons that may be deemed to be covered by Compliance. All new employees shall be bound by these rules from the date of joining. These rules may be added to or amended at any time. Notice of changes/amendment will be notified to all Employees and the procedures as varied must be complied with from the specified effective date.

Invesco recognizes that certain relationships with non-employees, such as consultants or independent contractors, may present particular risks that inappropriate trading could occur in the event that they have access to non-public information. As part of the process for engaging the services of consultants or other independent contractors, Invesco may deem it necessary to have a non- employee agree to be bound by the Policy.

Personal securities transactions must be conducted in a manner that avoids any actual or perceived conflict of interest. Using the Star Compliance automated request system (Star Compliance), Employees are required to report holdings in Covered Securities (defined below) as well as pre-clear personal securities transactions in Covered Securities in a Covered Account and report such transactions.

Note: Executive Directors / Whole Time Directors who are employees of IAMI / ITPL are covered under this policy.

3.	Definitions

•	Covered Accounts

A Covered Account is defined for purposes of this Policy as any account in which an employee may hold a Covered Security (see below):

⮚	In which an Employee has a direct or indirect financial interest;

⮚	Over which such Employee has direct or indirect control over the purchase or sale of securities; or

⮚	In which securities are held for an Employee’s direct or indirect benefit.

Such Covered Accounts may include, but are not limited to, accounts where there are transactions for dealing in securities made:

•	in the Employee’s name, either individually or jointly;

•	in the name of employee’s spouse in the name of family members sharing the same household;

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	In the name of parent, sibling or child of the employee or of the spouse of such employee, any of whom is either dependent financially on such employee or spouse of employee, or consults such employee or spouse of employee in taking decisions relating to trading in securities; and

•	in accounts as a member of Hindu Undivided Family (HUF).

The Policy shall also cover Employees’ securities dealing in fiduciary capacity, for the entity in which the Employee has a financial interest or exercises control.

Employees may only maintain brokerage accounts with approved broker dealers. Please refer to the following link in Invesco’s intranet site for the list of broker- dealers:

http://sharepoint/sites/Compliance-COE- NA/Training/Documents/Invesco%20Asset%20Management%20India%20Approved%20Brokers.pdf

Employees may not insist or even suggest to the broker to reduce brokerage charges or accept any contract with a reduced brokerage charge on any Covered Accounts.

•	Covered Securities

Covered Securities are required to be entered into the Star Compliance system. For purpose of this Policy, Covered Securities include, but are not limited to:

⮚	Stocks, shares, scrips, bonds issued by a banking or financial institution, debentures, debentures stock or marketable securities of like nature in or of any incorporated Company or other Body Corporate;

⮚	Derivatives such as options and futures;

⮚	Currencies and commodities;

⮚	units of mutual funds or other proprietary investment products managed by Invesco or any of its affiliates or any mutual funds managed by the Company;

⮚	units or any other instrument issued by any collective investment scheme to the investors in such schemes;

⮚	such other instruments as may be declared by the Central Government to be securities;

⮚	rights or other interest in securities;

⮚	such other securities as may be included in the definition and notified to the employees.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

⮚	Options, rights, warrants, Exchange Traded Funds (ETFs), Exchange- Traded Notes (ETNs), Exchange-Traded Commodities (ETCs), securities through rights offer, open offers under the SEBI Takeover Regulations, SEBI Buy Back Regulations as well as the secondary market and any closed-end units of mutual funds.

⮚	Private placement of equity by any company.

•	Dealing in securities

Dealing in securities means an act of subscribing, buying, selling or agreeing to subscribe, buy, sell or deal in any securities by any person either as principal or agent; the deal should be construed accordingly.

•	Designated Persons

‘Designated Persons’ pursuant to SEBI (Prohibition of Insider Trading) Regulations, 2015 shall mean and include the following Employees of the Company:

⮚	All the members of investment team (i.e., dealers, research analysts, fund managers, risk manager etc.) irrespective of their designation / position

⮚	Chief Executive Officer (CEO); and

⮚	Employees up to two levels below Chief Executive Officer (currently President and Director).

Any person having contractual or fiduciary relation with the company, such as auditors, accountancy firms, law firms, analysts, consultants, etc. assisting or advising the company.

For avoidance of doubt it is clarified that Designated Persons may be full-time employees, part- time employees, temporary employees and employees who are on secondment to IAMI/ITPL and includes immediate relatives of Designated Persons.

Further, it is clarified that any employee who comes into possession of UPSI shall be deemed to be a Designated Persons from such date and the Code shall be applicable to him accordingly.

•	Unpublished Price Sensitive Information

Unpublished Price Sensitive Information means any information, relating to a company or its securities, directly or indirectly, that is not generally available which upon becoming generally available, is likely to materially affect the price of the securities and shall, ordinarily including but not restricted to, information relating to the following:

⮚	financial results;

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

⮚	dividends;

⮚	change in capital structure;

⮚	mergers, de-mergers, acquisitions, delisting, disposals and expansion of business; and

⮚	changes in key managerial personnel.

4.	Exempted Securities

Exempted Securities are not required to be entered into the Star Compliance system. Exempted Securities for the purposes of this policy include:

⮚	Contribution made to the Provident Fund under the Provident Fund Act 1952 including Public Provident Fund;

⮚	Securities issued or guaranteed by (i.e., securities that are the direct obligations of) the Government of India;

⮚	Overnight scheme, schemes floated by other Mutual Funds/ AMCs;

⮚	Investments in fixed deposits with banks/financial institutions/companies, life insurance policies, or investment in savings schemes such as National Savings Certificates, National Savings Schemes, Kisan Vikas Patra, or any other similar investment; and

⮚	Investments of a non-financial nature such as gold, real estate, etc., where there is no likely conflict between the Mutual Fund’s interest and the employees’ interest.

⮚	Units of schemes of Invesco Mutual Fund allotted pursuant to provisions of SEBI circulars dated April 28, 2021 read with circular dated September 20, 2021 on ‘Alignment of interest of Designated Persons of Asset Management companies with the Unitholders of the Mutual Fund Schemes’ (‘Alignment Circular’) and other clarifications issued in this regard from time to time.

The procedure for redemption such units and other clarifications are explained in Annexure 1 of policy.

Invesco Ltd. stock (“IVZ”) is subject to the provisions of Invesco’s Code of Conduct and Insider Trading policy. Notwithstanding this exception, transactions in Invesco Ltd. securities shall be subject to the pre-clearance and reporting requirements outlined in other provisions of the Code of Conduct and any other corporate guidelines issued by Invesco.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Employees and Covered individuals who are unclear about whether a proposed personal security transaction involves a Covered Security may contact the Compliance IVZ Global Code of Ethics team (“IVZ Global COE Team”) via email at codeofethicsasia@invesco.com or by phone at 00008000016990 or 111-2633 for clarification and information prior to executing the transaction.

5.	Chinese Wall and Handling of Price Sensitive Information

Employees who may have access to confidential or price sensitive information shall maintain the confidentiality of such information. All employees shall ensure that neither they nor any relative or any person associated with them directly or indirectly takes advantage of such information including by way of recommendation for the purchase or sale of securities.

Price Sensitive Information is to be handled on a “need to know” basis, i.e. Price Sensitive Information should be disclosed only to those within the Company who need the information to discharge their duty.

For the purposes of implementation of the “Chinese wall” principle, the Fund Management, Dealing Room, Compliance & Risk, Cash Management and Back Office will be considered as “inside areas” and the other departments shall be considered as “public areas”.

The employees in inside area will be physically segregated from employees in public area. Demarcation of the various departments as inside area may be implemented by the Company.

Employees in the inside areas shall not communicate any price sensitive information to anyone in the public area.

In exceptional circumstances, employees from the public areas may be bought “over the wall” and given confidential information on the basis of “need to know” criteria, under intimation to the Compliance.

In pursuance of regulation 24 of the SEBI (Mutual Fund) Regulations, 1996, if IAMI, at present or at any time in future, shall undertake any other business activity/ies as specified in those regulations, the Employees shall comply with the regulations and SEBI restrictions, if any.

No employee shall pass on information to anybody inducing him to buy/sell securities which are being bought/sold by the Mutual Fund of which IAMI is the investment manager.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

6.            Reporting Requirements

All the employees are required to acknowledge the receipt of this Policy and confirm their understanding and acceptance of the same on the date of joining and thereafter annually.

Employees are required to sign-off and submit various reports in the Star Compliance system as detailed below. Employees that do not hold any Covered Securities in any Covered Accounts are still required to sign-off on these reports.

•	Initial Holdings Reports

Within 10 calendar days of becoming an Employee, each Employee, must complete an Initial Holdings Report by inputting into the Star Compliance system the following information:

⮚	A list of all security holdings, including the security name, the number of shares (for equities), number of securities and the principal amount (for debt securities) in which the Employee has direct or indirect beneficial interest. An Employee is presumed to have a Beneficial Interest in securities held by members of his or her immediate family sharing the same household (i.e., a spouse or equivalent domestic partner, children, etc.) or by certain partnerships, trusts, corporations, or other arrangements;

⮚	The security identifier for each Covered Security (CUSIP, symbol, ISIN, etc.);

⮚	The name of any broker-dealer or bank with which the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and

⮚	The date that the report is submitted by the Employee to Compliance.

The information provided on the Initial Holdings Report must be current that is as on date of becoming an Employee.

•	Quarterly Transaction Reports

Within 30 calendar days after the end of each calendar quarter, all employees, using the Star Compliance system, must submit a Quarterly Transaction Report.

The report will contain the details of each personal securities transaction in a Covered Security in each Covered Account including registration of enrollment for SIP/ STP/SWP for the scheme of a mutual fund during the quarter.

Further, all employees shall submit quarterly certification of compliance confirming no instances of self-dealing or front running.

•	Annual Holdings Report

Within 30 calendar days after the end of the year, each Employee, using the Star Compliance system, must submit an Annual Holdings Report. The report will contain the following information:

⮚	all Covered Accounts of such Employee (including the name of the financial institution with which the Employee maintained the account).

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

⮚	a list of each Covered Security including the number of shares (equities) or principal amount (debt securities) in each Covered Account.

•	Trade Confirmations and Account Statements

Employees must direct their brokers to deliver to the IVZ Global Code of Ethics team, account statements for their Covered Accounts in a timely manner. If statements are not provided by the broker, the Employee must provide the statements directly to Compliance. In addition, Employees must provide duplicate trade confirmations and account statements directly to the IVZ Global Code of Ethics team upon request. Confirmations and statements will be reviewed by the IVZ Global Code of Ethics team who will update all transactions in Star Compliance.

Within 7 calendar days from the date of each personal securities transaction involving a Covered Security including enrollment for systematic transactions like SIP/STP/SWP whether the transaction had to be pre-cleared or not, if duplicate trade confirmation is not provided by the broker, the Employee engaging in the transaction must report the transaction to Compliance along with a copy of the trade confirmation.

•	New Covered Accounts Opened Since Joining the Company

Employees shall report new Covered Accounts in Star Compliance prior to trading in the account or in the Quarterly Transactions Report, if not previously disclosed.

7.            Pre-Clearance Requirements

Submitting a Request to Trade

An Employee must receive prior approval using the Star Compliance system in order to engage in a personal securities transaction in a Covered Security.

Further, at the time of signing the pre-clearance request, Employee shall execute an undertaking to the effect that he does not have access or has not received any “Price Sensitive Information”.

If an employee has access to or receives “Price Sensitive Information” after the pre-clearance request is approved but before execution of the transaction, the employee shall inform the Compliance of change in his or her position and he/she would completely refrain from dealing in securities till the time such information becomes public.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Pre-clearance request(s) submitted by the Mumbai Head of Compliance for purchase or sale of securities must be reviewed and approved by the Chief Executive Officer in addition to normal due diligence by IVZ Global COE Team. Research Analysts preparing research reports of companies shall not trade in securities of that company for 30 calendar days from the date of preparation of such reports. However, if such securities are held by any Scheme of the Mutual Fund/Portfolio Management Services (PMS), then request for trading will be cleared only if there is a cooling off period of 30 calendar days from the preparation of such reports or 15 calendar days from the date the last transaction in that particular security by the Mutual Fund/PMS, whichever is later.

Pre-clearance approval will not be given if approval of the transaction would result in a violation of any of the restrictions on personal trading outlined in this policy.

Blackout Rule:

The Company does not permit Employees to trade in a Covered Security if there is conflicting activity in a client account.

⮚	if the stock, shares, debentures, bonds, or warrants of any company, or derivatives specified by the employee or an equivalent security are held by any scheme of the client account/PMS;

⮚	if the stock, shares, debentures, bonds, or warrants of any company, or derivatives specified by the employee or an equivalent security are held by any scheme of the client account/PMS, then there should be cooling period of 15 calendar days. In other words, an application for purchase/sale would be cleared only if the scheme(s) of a client account / PMS has not transacted in that particular security within 15 calendar days before the date of application; or

⮚	if there is a client order on the stock, shares, debentures, bonds, or warrants of any company, or derivatives specified by the employee or an equivalent security with the trading desk.

In addition to the blackout rule of 15 days after the trade in client account/PMS in that security or an equivalent security, investment personnel may not buy or sell a Covered Security within three trading days before a Client trades in that security or an equivalent security.

For the purposes of this policy, an equivalent security means a security that (1) is convertible into another security of the same issuer or (2) gives its holder the right to purchase another security of the same issuer. For example, a bond or preferred stock may be convertible into another security of the same issuer, or an option or warrant may give the holder the right to purchase stock of the same issuer. ADR and EDR shares are considered equivalent to their corresponding foreign shares.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Further, there is a cooling period of 60 calendar days between the last transactions in the same security by all Employees (except Designated Persons as addressed below) i.e. in case of request to sell, there are no purchases within 60 calendar days of the request and in case of request to buy, there is no sale transaction within 60 calendar days of the request. The holding period will be counted on last in first out basis.

Designated Persons are required to hold Covered Securities (except Mutual Funds units) for a minimum period of 6 months from the date of purchase / allotment. The holding period will be counted on last in first out basis. Designated Persons permitted to trade may not execute a contra trade within a period of 6 months. If a Designated Person executes a contra trade i.e. sale of security within six months of last purchase, inadvertently or otherwise, any profit from the trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection and Education Fund.

Further, a notional trading window will be used as an instrument of monitoring trading by the Designated Persons. The time for commencement of the trading window and re-opening of the trading window shall be decided by compliance. When the trading window is closed, Designated Persons and their family members sharing the same household shall not trade in the security in Covered Accounts.

In the case of ESOPs held by family members sharing the same household of Designated Persons, exercise of ESOP may be allowed in the period when the trading window is closed. However, sale of shares allotted on exercise of ESOP shall not be allowed when trading window is closed.

Compliance will review transactions of the Employees in Covered Accounts and transactions of the Client accounts to ensure that there is no conflict of interest – whether the Client has transacted the same securities either before or after the Employee’s transactions.

Provisions of the “cooling off” period may be relaxed subject to the following:

a)	Such relaxation shall be given by Compliance Officer for not more than 2 times in a financial year per employee.

b)	Such relaxation shall be applicable only for sale of securities which are held at least for a year.

c)	The request can be submitted anytime during the financial year to the Compliance Officer. Compliance Officer shall decide on the said request within 5 days of receipt.

d)	The approval is valid for 10 trading days and roll over of unexecuted portion, if any, shall not be allowed. However, a second request can be made within the financial year as stated at (a) above.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

e)	The employee shall ensure that from the time of making an application under clause (d) till the conclusion of the sale of the concerned securities, he/she is not in possession of / does not have access to any non-public information which could materially impact the price of the concerned securities. Compliance Officer will not grant clearance for such transaction, where the Asset Management Company is in possession of / has access to any non-public information which could materially impact the price of the concerned securities.

In case of pre-existing pledges / encumbered arrangements (i.e., securities pledged), the provisions of “cooling off” will not be applicable and in the event of sale of securities by lenders due to shortfall of margin, subject to the following are as follows:

a)	The employee, on December 1, 2021 or on the date of joining the AMC declare to the Compliance Officer (i) details of all the pre-existing pledges / encumbered arrangements in which the securities held by him/her are pledged or encumbered and (ii) details of ESOPs bought with borrowed funds, along with the agreement with such lender.

b)	Any instances of sale of securities by lender shall be promptly intimated to the Compliance Officer. The employee shall ensure the following and submit a self- declaration to the following effect.

- that the employee has not engaged directly or indirectly in front-running, self- dealing, trading while in possession of non-public information which could materially impact the price of the concerned securities or any other prohibited activities.

- that the sale by the lender was due to shortfall of margin as per the terms of agreement with the lender and he had not entered into any other arrangement with the lender in this regard.

c)	The employee shall also submit the margin notice received for the said shortfall of margin to the compliance officer.

Options Trading

In the case of personal securities transactions involving the purchase or sale of an option on an equity security, Compliance will determine whether to authorize the transaction by matching the pre-clearance request against activity in client accounts in both the option and the underlying security. Pre-clearance approval will not be given, if there has been a client account transaction in either the option or the underlying security within the corresponding Blackout Rule period of the proposed personal securities transaction. Pre-clearance is required for both the opening and closing transaction. Approval given to an opening transaction does not guarantee that the closing transaction will automatically be approved.

Invesco Ltd. Securities

⮚	No Employee may affect short sales of Invesco Ltd. securities.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

⮚	No Employee may engage in transactions in publicly traded options, such as puts, calls and other derivative securities relating to the Invesco Ltd.’s securities, on an exchange or any other organized market.

⮚	For all Employees, transactions, including transfers by gift, in Invesco Ltd. securities are subject to pre-clearance regardless of the size of the transaction, and are subject to “black-out” periods established by Invesco Ltd. and holding periods prescribed under the terms of the agreement or program under which the securities were received.

⮚	Holdings of Invesco Ltd. securities in Employees’ accounts are subject to the reporting requirements specified in this Policy.

•	Transactions exempted from pre-clearance

Pre-clearance is not required for following transactions:

⮚	Variable annuities, variable life products, segregated funds, and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts;

⮚	Debt obligations issued by the Republic of India or any State;

⮚	Options, futures and all other derivatives based on currencies and commodities.

⮚	Broad-based Exchange-traded Products such as Exchange-traded Funds (ETFs), Exchange-traded Notes (ETNs) and Exchange-traded Commodities (ETCs) as described on the Pre-clearance Exempt ETF List and any derivatives of these securities such as options. All Invesco Affiliated ETPs and ETPs not listed on the Pre-clearance Exempt ETF List must be pre-cleared; and

⮚	Other securities or classes of securities as the compliance may from time to time designate.

All Covered Securities are still subject to requirements and limits on personal investing, irrespective of whether pre-clearance is required.

The employee share purchase plan accounts (ESPP) under the Invesco ESPP or non-Invesco plans, except for the sale of the securities are also excluded from the pre-clearance requirement.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Executing Approved Transactions

Any approval granted to an Employee to execute a personal security transaction is valid for that business day only, except that if approval is granted after the close of the trading day such approval is good through the next trading day. If an Employee does not execute the proposed securities transaction prior to closing of the market immediately following the approval, the Employee must resubmit the request on another day for approval.

Any exception to this rule must be approved by Compliance and the appropriate Invesco Chief Compliance Officer, Head of Compliance, or designate.

Employees who effect any purchase transactions shall ensure that they take delivery of the securities purchased, before selling them.

All approved trades that are not executed need to be retracted in the Star Compliance system by the Employee.

Employees may be requested to reverse any trades processed without the required pre-approval. Any costs or losses associated with the reversal are the responsibility of the Employee.

Compliance shall maintain a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the employee, the details of the proposed transaction and whether the request was approved or denied and waivers given, if any, and its reasons.

8.            Relating to Transactions in Mutual Funds

Employees shall not purchase or sell/tender for repurchase/redemption units of any scheme, including overnight schemes of where any information available to the Mutual Fund is not yet communicated to the unitholders and which could materially impact the NAV or interest of unitholders, including scenarios where there is a likelihood of:

a.	a change in the investment objectives of the Mutual Fund Scheme(s);

b.	a change in the accounting policy;

c.	a material change in the valuation of any asset, or class of assets;

d.	conversion of a close ended scheme to an open-ended scheme or an open-ended scheme to a close ended scheme;

e.	restrictions on redemptions, winding up of scheme(s);

f.	creation of segregated portfolio;

g.	material change in the liquidity position of the concerned Mutual Fund Scheme(s);

h.	default in the underlying securities which is material to the concerned Mutual Fund Scheme(s) etc.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

9.            Discretionary Managed Accounts

In order to establish a Discretionary Managed Account, you must grant the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments. Employees must receive approval from compliance to establish and maintain such an account and must provide written evidence that complete investment discretion over the account has been turned over to a professional money manager or other third party. Employees are not required to pre-clear or list transactions for such managed accounts in the automated review system; however, Employees with these types of accounts must provide an annual certification that they do not exercise direct or indirect control over the managed accounts.

Transactions executed in a managed account are not subject to pre-clearance nor are they reportable in any Quarterly Transaction Reports; however, an Employee must provide an annual certification certifying the account is still a discretionary managed account. Compliance approval is required to establish a managed account with a firm that is not one of the approved broker-dealers. Each discretionary account must be a separate account and cannot be combined with other accounts.

Note: SEBI vide its circular March 4, 2021 has clarified that the employees of AMC and Trustees may avail discretionary Portfolio Management Services (PMS) subject to compliance with all applicable SEBI Regulations and circulars. In this respect, AMFI will issue necessary guidelines including adequate safeguards in consultation with SEBI. Such guidelines will then prevail, and the policy will be amended accordingly to incorporate the said guidelines for allowing discretionary PMS.

10.            Short Sales and Carry Forward Transactions

No employee shall purchase any security (including derivatives) on a “carry forward” basis or indulge in “short sale” of any security (including derivatives).

Short sales of shares of Invesco Ltd. are not permissible.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

11.            Restrictions on Certain Activities

Employees are subject to the following additional restrictions and prohibitions relating to certain investment activities.

•	Prohibition against Trading in Securities on “Restricted Lists”

Generally, all Employees are prohibited from engaging in any personal securities transactions in a security on the Invesco “Restricted List”.

There are instances when a security is added to the Restricted List due to ownership limits as defined under country specific securities laws. In such instances, Compliance may grant approval to a personal securities transaction request after reviewing the request to ensure that there are no conflicts of interest.

•	Prohibition against Short-Term Trading Activities

Employees are prohibited from profiting from the purchase and sale or sale and purchase of the same, or equivalent, security within a period of 60 calendar days from the date of their personal transaction. The holding period will be counted on last in first out basis. However, in cases where it is done, the employee shall provide a suitable explanation to the Compliance, which shall be reported to the Board of IAMI/ITPL at the time of review.

Transactions in currencies, commodities and derivatives (such as options and futures) based on, currencies, and commodities are exempt from the 60 day holding period. This exemption does not apply to derivatives of individual securities and index of securities. Disgorgement amounts must represent the full amount of the profits received and are not adjusted to account for taxes or related fees.

•	Prohibition against Purchases in Initial Public Offerings (IPOs)

Employees are prohibited from directly or indirectly acquiring Beneficial Interest of any security in an equity Initial Public Offering. Exceptions will only be granted in unusual circumstances and must be recommended by Compliance.

Employees may purchase securities in an Initial Public Offering when the trade is through a discretionary managed account.

•	Restricted Securities Issued by Public Companies

Generally, Employees are discouraged from investing in restricted securities of public companies including special warrant deals. Restricted securities are securities acquired in an unregistered, private sale from an issuer. An Employee must receive approval from Compliance prior to executing a transaction in a restricted security.

•	Participation on Private Placements

Employees may participate in private placement of equity by any company subject to there being no conflict with the interest of investors of the mutual fund and disclosure of such investments to the Compliance Officer immediately. Participation in private placement in equity will be subject to all the requirements of the Policy i.e. pre-clearance, reporting, minimum holding period etc.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Investment Clubs

Employee participation in an investment club is prohibited.

•	Reserved Quotas

Employees are prohibited from applying in any reserved quota such as promoters’ quota, employees’ quota etc.

•	Insider Trading

Insider trading is prohibited under SEBI Insider Trading Regulations and is punishable offence. Any transaction of ‘insider trading’ either directly or indirectly, whether alone or in concert with another person is prohibited. For this purpose, ‘insider trading’ means trading in securities based on price sensitive information to which any employee has access.

•	Front Running

Any transaction of front running by any employee directly or indirectly is strictly prohibited. For this purpose, ‘front running’ means any transaction of purchase / sale of a security carried by any employee whether for self or for any other person, knowing fully well that the Company also intends to purchase / sell the same security for its Mutual Fund/ under PMS. Declaration to the effect that the Employees had no prior knowledge of the Company’s intended transactions, shall be taken from them at the time of pre-clearance.

•	Self-Dealing

Any transaction of self-dealing by any employee directly or indirectly, alone or in conjunction with another person is strictly prohibited. For this purpose, ‘self- dealing” means trading in the securities based on information which is price sensitive in nature and to which they have access by virtue of their office. Declaration to this effect shall be taken from them at the time of pre-clearance.

•	Number of Transactions

Employees may be required to limit/reduce the number of transactions, if the relevant Head of Department feels that undertaking such transactions reduces their contribution to the work of their department and/or affects their duties to the Company or its clients.

•	Research Recommendations and Dealing in Securities

If an employee knows that any entity intends to publish a research recommendation, or a piece of research or analysis or other information, on a security which could reasonably be expected to affect the price of that security, or a related investment (e.g. options or warrants in that security), they must not deal in such investments or securities until the recommendation or research has been published and the information made public.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Right to Prohibit

Notwithstanding this Policy, the Company reserves the right to restrict any employee from dealings in securities without assigning any reason where the Company believes that such restriction is necessary in the interest of the Company or in order to prevent possible conflicts of interests.

•	Shadow Dealing

Dealing through a nominee or any other person or firm, trust or body corporate which is not disclosed to the Company and for which no authorization has been obtained is expressly prohibited. Violation of this provision would be a breach of your terms of employment and could result in your dismissal.

•	Trading in Securities of Invesco Ltd.

The Invesco Ltd. Insider Trading Policy prohibits directors, executive officers, and other specified employees (Blackout Group) who are deemed to regularly have access to material, non-public information about Invesco from trading in Invesco during the “Blackout Periods”. This trading prohibition also extends to the family members of these persons. Persons within the Blackout Group are determined on a quarterly basis and are notified of their status accordingly.

Any Employee who becomes aware of material, non-public information about Invesco is prohibited from trading in Invesco securities.

Details of the Blackout Period can be found by way of the attached link: http://myinvesco/Documents/Tool-Resources-Menu-Items/Trading-Blackouts.pdf

The “Blackout Period” is defined as the period beginning 15th day of the third month in each fiscal quarter and ending after the second business day following the Company’s issuance of its quarterly or annual earnings release. The Blackout Period may be shorter depending on when the results are announced but cannot start until the end of the relevant reporting period.

The following additional trading restrictions apply to trading in Invesco Ltd.

⮚	Short term trading in Invesco shares is prohibited.

⮚	Pledging Invesco securities as collateral for a loan is generally prohibited. Exceptions must be approved by Compliance.

•	IVZ Options

An Employee is prohibited from engaging in transactions in publicly traded options, such as calls and puts, on shares of Invesco Ltd.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

12.            Certification of Compliance

Upon Hire and on an annual basis, Employees shall confirm adherence to this Policy by signing off on the Certificate of Compliance and the Invesco Code of Conduct.

13.            Sanctions

Compliance will issue a letter of education to the Employees involved in violations of the Personal Trading Policy that are determined to be inadvertent or immaterial.

Upon discovering a material violation of the Personal Trading Policy, Compliance will notify the appropriate Invesco Chief Compliance Officer (CCO) or Mumbai Head of Compliance.

The Company may impose additional sanctions in the event of repeated violations or violations that are determined to be material or not inadvertent, including disgorgement of profits (or the differential between the purchase or sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Client account during the enumerated period), wage freeze, a letter of censure or suspension, or termination of employment.

The Company, in its sole and absolute discretion, reserves the right to cancel any trade, with or without prior notice to an employee and at his expense or in the case of an approved outside account, to instruct an employee to cancel the trade at his/her expense. From time to time, an employee may also have his/her positions frozen due to potential conflicts of interest or the appearance of impropriety. The Company may, in its sole and absolute discretion, suspend or revoke employee’s trading privileges at any time.

Notwithstanding anything stated in the Employee’s employment/engagement agreement, Invesco may terminate the Employee’s services forthwith, without prior notice or payment of any compensation, if the Employee violates any provision of this policy.

The action by the company shall not preclude SEBI from taking any action in case of violation of the Policy.

14.            Exceptions to the Policy

The Chief Executive Officer or designee in consultation with the Mumbai Head of Compliance may, on a case by case basis, grant an exception to any provision in this Policy in unusual circumstances subject to compliance with regulatory requirements upon written request.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

15.            Enforcement of the Policy

Compliance with this policy will be monitored by the compliance department. It is the Employee’s obligation to be familiar with and to comply with the Policy and applicable laws and regulations and to demonstrate sound ethics, honesty and fairness in all their dealings. It is also important that Employees familiarize themselves with the concepts of inside information, front running and insider trading.

16.            Review by the Board of Directors

The Boards of IAMI and the ITPL shall review the compliance of the guidelines in this Policy in their periodical meetings. They may review the existing procedures and recommend for changes in procedures based on the IAMI’s experience, industry practices or developments in applicable laws and regulations. They shall report its compliance and any violations and remedial action taken by them in the reports submitted to SEBI.

17.            Annual Review of the Policy

The Policy will be reviewed annually.

18.            Amendment of the Policy

This Policy will be amended from time to time to incorporate inter-alia the changes as may be required pursuant to SEBI circulars or as may be directed by the Board. The amended Policy will then be circulated to all the employees within 30 days of amendment

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Annexure 1

SEBI its vide circular no. SEBI/HO/IMD/IMD-I/DOF5/P/CIR/2021/553 dated April 28, 2021 read with circular no. SEBI/HO/IMD/IMD-I/DOF5/P/CIR/2021/62 dated September 20, 2021 has mandated that at least 20% of the compensation of Designated Employees of AMCs to be invested in schemes in which they have a role or oversight. The above circulars are hereinafter referred to as ‘Alignment Circular(s)’.

The provisions regarding set-off and redemption of investments made pursuant to Alignment Circulars, after the completion of mandatory lock-in period of 3 years, is as follows:

1.	After the completion of lock-in period of 3 years, the Designated Employees (‘DEs’) may set off their units (other than Liquid Fund) against the fresh investments required to be made in the same schemes pursuant to Alignment Circulars. In such cases, the units so set-off will be locked in for a further period of 3 years or tenure of the scheme, whichever is less.

2.	Procedure for redemption of units post expiry of lock-in period is as follows:

a.	Liquid Scheme: Investments in Liquid scheme will be mandatorily redeemed. To be eligible for long term capital gain tax, such mandatory redemption will be effected on the completion of 36 months and 1 day.

b.	Open Ended Schemes: DEs can redeem their units twice in a financial year with the prior approval of the Compliance Officer. The procedure for redemption is as follows:

i.	DE is permitted to make only two applications for redemption in totality during a financial year to the Compliance Officer.

ii.	The Compliance Officer to decide on the said application within 5 days of receipt of application.

iii.	Approval of Compliance Officer will be valid for 10 (Ten) trading days from the date of grant of approval.

iv.	If the redemption is not effected in full within the stipulated 10 trading days, then the unexecuted portion cannot be rolled over / caried forward. However, second application can be submitted to Compliance Officer within the financial year as mentioned in point (i) above

v.	Before granting approval, the Compliance Officer will maintain all regulatory checks and obtain necessary confirmation from DE.

vi.	Where the AMC is in possession of any material information which is not yet communicated to investors and which could materially impact the NAV / interest of unitholders, the Compliance Officer will not approve application from DE.

vii.	DE shall not make application to Compliance Officer or submit redemption request (even though it’s approved by Compliance Officer) if he / she is in possession of any material information which is not yet communicated to investors and which could materially impact the NAV / interest of unitholders.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

The application from the Compliance Officer shall be approved by “Chief Executive Officer”.

Note: It is again clarified that the investments in schemes pursuant to Alignment Circulars are out of the Purview of Personal Trading Policy. Thus, the requirements of pre-clearance, reporting with 7 calendar days, quarterly as well & annual reporting and restrictions on contra trade are not applicable for such investments.

[IAMI Exhibit C, to be added after CCO approval]

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Version History

Version	Date	Description	Initiator	Approved by
1.0	September 6, 2006	Initial Adoption of Insider Trading Policy.	Compliance	Board of RAMC and RTC
2.0	March 27, 2009	Adopted Securities Dealing Policy & Guidelines – Directors/Trustees in place of erstwhile Insider Trading Policy.	Suresh Jakhotiya	Board of RAMC and RTC
3.0	May 9, 2013	Updation of Securities Dealing Policy & Guidelines – Directors/Trustees. (Pursuant to change in shareholding , the Policy was revised interalia to incorporate change in entity names and also to align the Policy with Invesco Policy)	Suresh Jakhotiya	Board of RAMC and RTC
4.0	April 24, 2015	Review of the Policy. (Incorporated relevant changes w.r.t SEBI circular CIR/IMD/DF/10/2014 dated May 22, 2014 and also incorporated provisions for circulation of Policy post amendment and obtaining annual confirmation from employees)	Suresh Jakhotiya	Noted by Saurabh Nanavati. Will be placed before the Board of RIAMC and RITC for noting scheduled to be held in May 2015.
5.0	May 14, 2015	Review of the Policy. (Incorporated relevant changes w.r.t SEBI circular CIR/IMD/DF/10/2014 dated May 22, 2014 and also incorporated provisions for circulation of Policy post amendment and obtaining annual confirmation from employees)	Suresh Jakhotiya	Noted by Saurabh Nanavati. Will be placed before the Board of RIAMC and RITC for noting scheduled to be held in May 2015.
6.0	April 5, 2016	Amendment of Securities Dealing Policy post 100% acquisition by Invesco Ltd. The Policy is now renamed as ‘Personal Trading Policy’.	Suresh Jakhotiya	Board of Religare Invesco AMC and Religare Invesco Trustee Company at their respective board meetings held on April 5, 2016.
6.1	July 5, 2016	Names of AMC and Trustee Company were changed to reflect new names and logo was changed	Suresh Jakhotiya	N.A.
6.2	December 1, 2016	Review of the Policy. (Incorporated relevant changes w.r.t SEBI circular SEBI/HO/IMD/DF2/CIR/P/2016/124 dated November 17, 2016)	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings.
7.0	May 5, 2017	Reviewed and no changes to be made	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their respective board meetings scheduled to be held on May 15, 2017

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Version	Date	Description	Initiator	Approved by
7.1	January 10, 2018	Change in blackout period, covered security, definitions and other relevant changes	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings
8	June 28, 2019	Changes made pursuant to change in Code of Conduct for prohibition of Insider Trading.	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings
9	May 25, 2020	Reviewed and no changes to be made	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings
9.1	April 22, 2021	Review of policy (Changes incorporated w.r.t. SEBI Circular SEBI/HO/IMD/DF2/CIR/P /2021/ 024 dated March 04,2021)	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings
9.2	December 1, 2021	Review of policy (Changes incorporated w.r.t. SEBI Circular SEBI/HO/IMD/IMD-I DOF5/P/CIR/2021/654 dated October 28, 2021)	Suresh Jakhotiya	Will be placed before the Board of IAMI and ITC for noting at their forthcoming meetings

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This Policy is for Invesco internal use only unless otherwise specified. No portion of this Policy may be reproduced or redistributed other than by Invesco for education purposes of internal employees or for client due diligence.